As filed with the Securities and Exchange Commission on November 9, 2009	Registration No. 333-151143

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST EFFECTIVE AMENDMENT NO. 1 TO FORM S-3
ON FORM S-1
REGISTRATION STATEMENT
UNDER THE
SECURITIES ACT OF 1933

DIGITALFX INTERNATIONAL, INC.
(Exact Name of Registrant as Specified in its Charter)

Florida	7373	65-0358792
(State or Other Jurisdiction of	(Primary Standard Industrial	(I.R.S. Employer
Incorporation or Organization)	Classification Code Number)	Identification No.)

3035 East Patrick Lane, Suite 9
Las Vegas, Nevada 89120
(702) 938-9300
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Abraham Sofer, President
DigitalFX International, Inc.
3035 East Patrick Lane, Suite 9
Las Vegas, Nevada 89120
(702) 938-9300
(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Copy to:

Gregory Akselrud, Esq.
Stubbs Alderton & Markiles, LLP
15260 Ventura Boulevard, 20th Floor
Sherman Oaks, California 91403
(818) 444-4500

Approximate date of commencement of proposed sale to the public:  Not applicable.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large Accelerated Filer	☐		Accelerated Filer	☐
Non-Accelerated Filer	☐	(Do not check if smaller reporting company)	Smaller Reporting Company	☒

Deregistration of Securities

On June 5, 2008, the Securities and Exchange Commission (“SEC”) declared effective a registration statement on Form S-3 (File No. 333-151143) of DigitalFX International, Inc. (“we” or “our”) initially filed with the SEC on May 23, 2008 (the “Registration Statement”), with respect to the shelf registration of our sale of shares of our common stock and preferred stock and various series of debt securities up to an aggregate of $10,000,000.  This offering has been terminated.  Pursuant to the undertaking contained in the Registration Statement, we file this post-effective amendment to the Registration Statement to terminate the Registration Statement and deregister all of the securities that remain unsold as of the date hereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Las Vegas, State of Nevada, on November 9, 2009.

DIGITALFX INTERNATIONAL, INC.
(Registrant)

By:	/s/ Richard Kall
Richard Kall
Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Richard Kall	Chairman, Chief Executive Officer	November 9, 2009
Richard Kall	(Principal Executive Officer)

/s/ Tracy Sperry	Chief Financial Officer	November 9, 2009
Tracy Sperry	(Principal Accounting Officer)

/s/ Abraham Sofer	President	November 9, 2009
Abraham Sofer

/s/ David Weaver	Director	November 9, 2009
David Weaver